                                                                DRAFT OF 5-30-96





                              HARCOR ENERGY, INC.

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT
                             ----------------------

Rauscher Pierce Refsnes, Inc.                  ___________________________, 1996
Petrie Parkman & Co., Inc.
Southcoast Capital Corporation
  As Representatives of the several
  Underwriters named in Schedule I hereto, c/o Rauscher Pierce Refsnes, Inc.
City Place
2711 N. Haskell Avenue, Suite 2400
Dallas, Texas 75204


Dear Gentlemen and Ladies:

         HarCor Energy, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") 5,043,649 shares of its authorized but unissued common stock, $0.10 par value ("Common Stock"); the entities named in Schedule II hereto (the "Selling Stockholders") proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 1,100,000 shares of issued and outstanding Common Stock; and the entity named in Schedule III hereto (the "Selling Warrantholder") proposes, subject to the terms and conditions stated herein, to sell to the Underwriters a warrant (the "Warrant") that entitles the holder thereof to purchase 256,351 shares of Common Stock (the "Warrant Shares"). The aggregate of the 5,043,649 shares of Common Stock proposed to be sold by the Company (the "Company Shares"), the 1,100,000 shares of Common Stock proposed to be sold by the Selling Stockholders (the "Stockholder Shares") and the Warrant Shares are herein referred to as the "Firm Shares". The Company also proposes to grant to the Underwriters, solely for the purpose of covering over-allotments, the option to purchase from it up to an additional 960,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are herein collectively referred to as the "Shares". The Selling Stockholders and the Selling Warrantholder are sometimes collectively referred to as the "Selling Equity Holders").

         1.      (a)      The Company represents and warrants to, and agrees
with, each of the Underwriters that:

                 (i) A registration statement on Form S-1 (File No. 333-__________), [as amended by Amendment No. 1], in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Company has filed such amendments to the registration statement, and such preliminary prospectuses, as may have been required to be filed with the Commission to the date hereof; such registration statement and any post- effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission (the "Rules and Regulations") under the Securities Act of 1933, as amended (the "Act"), being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, being hereinafter called the "Prospectus"); if the Company files a registration statement with the Commission to register a portion of the Shares under the Act in reliance upon Rule 462(b) of the rules and regulations of the Commission under the Act (a "Rule 462 Registration Statement"), the Rule 462 Registration Statement shall have become effective upon the filing thereof with the Commission, any reference to the "Registration Statement" in this Agreement shall be deemed to be a reference to both the registration statement referred to above (No. 333-____________________) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act, and all of the Shares shall have been registered under the Act pursuant to the Registration Statement as of the Time of Delivery (as defined in Section 4 hereof).

                 (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a





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         material fact or omit to state a material fact required to be stated
         therein or necessary to make the statements therein, in the light of the circumstances under which there were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

                 (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

                 (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where failure to be so qualified will not have a material adverse effect on the Company and its subsidiaries; each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where failure to be so qualified will not have a material adverse effect on the Company and its subsidiaries.

                 (v) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors generally and by general equitable principles and
         (ii) to the extent that rights to indemnity or contribution under this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.





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                        (vi)    The Company has an authorized capitalization as
         set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Shares of Common Stock to be issued and sold by the Company have been duly and validly authorized and reserved for issuance, and such Shares, when issued and delivered in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Common Stock contained in the Prospectus; Warrant Certificate No. 1, dated November 23, 1992, issued by the Company in the name of the Selling Warrantholder, as amended by the Amendment to Warrant Certificate, dated as July 30, 1994, between the Selling Warrantholder and the Company and the Amendment No. 2 to Warrant Certificate No. 1, dated as of September 1, 1994, between the Selling Warrantholder and the Company (such Warrant Certificate, as amended, referred to herein as the "Warrant Certificate") was duly authorized and issued, and when the Warrant Certificate is exercised in the manner provided therein and the payment specified therein in respect of such exercise is received by the Company, the shares of Common Stock issued pursuant to such exercise will be duly and validly authorized, fully paid and non-assessable and will conform to the description of Common Stock contained in the Prospectus; as of the date hereof (after giving effect to the transactions contemplated by this Agreement), the Warrant Certificate entitles the holder thereof to purchase an aggregate of 256,351 shares of the Company's Common Stock upon exercise thereof and payment of the exercise price therefor; as of the date hereof (after giving effect to the transactions contemplated by this Agreement), the exercise price under the Warrant Certificate is $________ per share; the Warrant
         Certificate and the rights thereunder are transferable to the Underwriters pursuant to this Agreement without restriction; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                 (vii) The issue and sale of the Shares by the Company, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws of the Company or any statute or any order, rule or regulation of any court or government agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Company Shares or the consummation of the other transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in





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         connection with the purchase and distribution of the Shares by the
         Underwriters; no person or entity has any rights to require the registration of any securities pursuant to the Registration Statement that have not been validly waived (other than the rights of the Selling Stockholders with respect to the Stockholder Shares and other than the rights of the Selling Warrantholder with respect to the Warrant Shares); and no person has any rights to require the registration of any securities under the Act, other than pursuant to the Registration Statement, during the period from the date of this Agreement to a date 180 days thereafter that have not been waived by the holders of such rights.

                 (viii) Neither the Company nor any of its subsidiaries has sustained since December 31, 1995 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

                 (ix) Except as described in the Registration Statement and the Prospectus, the Company and each of its subsidiaries hold good and defensible title to, or valid and enforceable leasehold interests in, oil and gas properties and all other real and personal property owned by them, in each case free and clear of all liens, encumbrances and claims, except for those that would not materially interfere with the current or proposed use of such properties and that would not have a material adverse effect on the condition (financial or other), properties, assets, business, prospects, net worth or results of operations of the Company and its subsidiaries; and, except to the extent described in the Prospectus, the leases, options to lease, drilling concessions or other arrangements held by the Company and its subsidiaries reflect in all material respects the rights of the Company and its subsidiaries to explore the unexplored and undeveloped acreage described in the Prospectus.

                 (x) Except as disclosed in the Registration Statement and Prospectus, the Company and its subsidiaries own or have the right to use in accordance with the terms thereof all necessary licenses, permits, consents, approvals or authorizations of and certificates from any public or governmental authority that are necessary for the ownership, maintenance and operation of the properties, assets and business operations of the Company or such subsidiaries and that, if not obtained, could have a material adverse effect on the Company and its subsidiaries. Except as described in the Registration Statement and Prospectus, to the knowledge of the Company, each of the foregoing is valid and in full force and effect, and no event has occurred and is continuing that permits, or after notice or lapse of time or both would permit, modifications or terminations of the foregoing which, in the aggregate, would have a material adverse effect on the condition (financial or other),





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         properties, assets, business, prospects, net worth or results of operations of the Company and its subsidiaries. The amounts of and types of risks covered by the insurance maintained by the Company and its subsidiaries are not such as would require any additional disclosure in the Registration Statement or the Prospectus.

                 (xi) The historical information underlying the estimates of the reserves of the Company and its subsidiaries supplied by the Company to Ryder Scott Company Petroleum Engineers ("Ryder Scott") and Huddleston & Co., Inc. ("Huddleston"), independent petroleum engineers, for the purposes of preparing the reserve reports of the Company referenced in the Prospectus (the "Reserve Reports"), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company's ownership interests in properties, was true and correct in all material respects on the dates of such Reserve Reports; the estimates of future capital expenditures and other future exploration and development costs supplied to Ryder Scott and Huddleston were prepared in good faith and with a reasonable basis; the information provided to Ryder Scott and Huddleston for purposes of preparing the Reserve Reports was prepared in accordance with customary industry practices; to the best of the Company's knowledge, Ryder Scott and Huddleston were, as of the date of the reserve reports prepared by them, and are, as of the date hereof, independent petroleum engineers with respect to the Company; other than normal production of reserves and intervening spot market product price fluctuations, and except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Prospectus and as reflected in the Reserve Reports; estimates of such reserves and the present value of the future net cash flows therefrom as described in the Prospectus and reflected in the Reserve Reports comply in all material respects to the applicable requirements of the Rules and Regulations.

                 (xii) Except as set forth in the Registration Statement and Prospectus and except for matters that the Company reasonably does not expect will have a material adverse effect on the condition (financial or other), properties, assets, business prospects, net worth or results of operations of the Company and its subsidiaries, (i) neither the property nor the operations of the Company or any of its subsidiaries are in violation of any environmental law or any order of any governmental authority; (ii) neither the Company nor any of its subsidiaries is in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by any governmental authority or to any remedial obligations under any environmental law; (iii) all notices, permits or similar authorizations, if any, required to be obtained or filed in connection with the property or business of the Company and its subsidiaries, including, without limitation, past or present emission, discharge, treatment, storage, disposal or release of a Hazardous Material (as defined below) into the environment, have been duly obtained or filed;
         (iv) the Company has taken or is





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         taking all steps required by law to determine and has determined in connection with each such matter that no Hazardous Materials have been disposed of or otherwise released and there has been no threatened release of any Hazardous Material from, on or to any property of the Company or any of its subsidiaries; and (v) neither the Company nor any of its subsidiaries has any present or contingent liability in connection with any release or threatened release of any Hazardous Material into the environment, whether on or off its property. The term "Hazardous Material" means any oil (including petroleum products, crude oil and any fraction thereof), solid waste, "hazardous substance" or "hazardous waste" (as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act,
         Section 1004(5) of the Resource Conservation and Recovery Act and any regulations promulgated thereunder), or other hazardous material that is regulated by a local, state or federal governmental authority charged with protection of the environment.

                 (xiii) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                 (xiv) The financial statements of the Company, together with the related notes and schedules, included in any of Registration Statement, any Preliminary Prospectus and the Prospectus fairly present, on the basis stated therein and at the respective dates or for the periods therein specified, the financial position, results of operations, cash flows and changes in the financial position of the Company and its subsidiaries on a consolidated basis. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The selected consolidated financial information included in the Registration Statement, the Preliminary Prospectus or in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included therein.

                 (xv) Arthur Andersen & Co., who have certified financial statements of the Company and its subsidiaries and related schedules filed with the Commission as part of the Registration Statement are independent public accountants as required by the Act and the Rules and Regulations.

                 (xvi) The Company owns all the patents, trademarks, service marks, trade names and copyrights or licenses rights with respect to the foregoing necessary for the present and planned future conduct of its business, except where the failure to own or license the same would not have a material adverse effect on the business or condition, financial or otherwise,





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         of the Company and its subsidiaries, taken as a whole, without any known conflict with the rights of others, the result of which conflict could materially and adversely affect the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, and to the knowledge of the Company there is no infringement on such patents, trademarks, service marks, trade names and copyrights by others, the result of which infringement could materially and adversely affect the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole.

                 (xvii) Each director and executive officer of the Company and each of the stockholders of the Company listed on Schedule IV hereto has delivered to Rauscher Pierce Refsnes, Inc., Petrie Parkman & Co., Inc. and Southcoast Capital Corporation (the "Representatives") an enforceable written agreement (collectively, the "Lock-up Agreements") providing that, for a period of 180 days after the First Time of Delivery, such stockholder will not, directly or indirectly, offer, sell, contract to sell, grant any option with respect to or otherwise dispose of, any shares of Common Stock or other securities of the Company exercisable for or convertible into shares of Common Stock, without the prior written consent of Rauscher Pierce Refsnes, Inc., on behalf of the Representatives.

                 (b) Each Selling Equity Holder represents and warrants to, and agrees with, each of the Underwriters that:

                 (i) Such Selling Equity Holder now has, and on the First Time of Delivery will have, good and valid title to the Stockholder Shares or Warrant, as the case may be, to be sold by such Selling Equity Holder, free and clear of any lien, claim, security interest or other encumbrance, and upon delivery of and payment for such Stockholder Shares or Warrant, as the case may be, hereunder, the several Underwriters will acquire good and valid title to such Stockholder Shares or Warrant, as the case may be, free and clear of any lien, claim, security interest, or other encumbrance.

                 (ii) Such Selling Equity Holder now has, and on the First Time of Delivery will have, full corporate power and authority (if such Selling Equity Holder is a corporation) or full partnership right, power and capacity (if such Selling Equity Holder is a partnership), and any approval required by law, to execute and deliver this Agreement and the Power of Attorney and Custody Agreement, dated as of ____________, 1996, among the Company, the Selling Stockholder, the Selling Warrantholder and [Chemical/Mellon Shareholders Services], as custodian (the "Custody Agreement") and perform such Selling Equity Holder's obligations hereunder and thereunder and to sell, assign, transfer and deliver the Stockholder Shares or Warrant to be sold by such Selling Equity Holder hereunder.

                 (iii) This Agreement and the Custody Agreement have been duly authorized (if such Selling Equity Holder is a corporation or a partnership), executed and delivered by or on behalf of such Selling Equity Holder and are the valid and binding agreements of such Selling Equity Holder, enforceable against such Selling Equity Holder in accordance with





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
         their terms, except (i) the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought, and (iii) rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or the public policy underlying such laws.

                 (iv) Neither the execution and delivery of this Agreement or the Custody Agreement by or on behalf of such Selling Equity Holder nor the consummation of the transactions herein or therein contemplated by or on behalf of such Selling Equity Holder requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares and the purchase and exercise of the Warrant) or conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which such Selling Equity Holder is a party or by which such Selling Equity Holder is bound or to which any of the properties or assets of such Selling Equity Holder are subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Equity Holder or to any properties or assets of such Selling Equity Holder.

                 (v) To the extent that statements or omissions, if any, in the Registration Statement and the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Equity Holder expressly for use therein, the Registration Statement and the Prospectus and any amendments and supplements thereto, upon effectiveness or filing with the Commission, as the case may be, and on the First Time of Delivery did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 2.       (a)     On the basis of the representations and
         warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell to the several Underwriters the Company Shares, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a price of $______________ per share, that number of full Company Shares which (as nearly as practicable, as determined by you) bears the same proportion to 5,043,649 as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9) bears to the aggregate of the Firm Shares.

                 (b) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholders hereby severally agree to sell to the several Underwriters the number of Stockholder Shares set forth opposite the name of each such Selling Stockholder, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, at the price per share set forth in subsection 2(a), that number of full Stockholder Shares which (as nearly as practicable, as determined by you) bears the same proportion to 1,100,000 as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9) bears to the aggregate of the Firm Shares.

                 (c) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Selling Warrantholder hereby agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Warrantholder an assignment of the right under the Warrant Certificate to purchase the number of Warrant Shares which (as nearly as practicable, as determined by you) bears the same proportion to 256,351 as the number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto (or such number increased as set forth in Section 9) bears to the aggregate number of Firm Shares, in each case at a price determined by multiplying (i) the number of Warrant Shares covered by such assignment by (ii) the price per share set forth in subsection 2(a) less the per share exercise price relating to the Warrant Shares. The Company agrees to (i) permit the several Underwriters to immediately exercise the Warrant purchased hereunder, (ii) immediately issue certificates for the Warrant Shares issuable upon the exercise of such Warrant and (iii) treat the several Underwriters as a single holder for purposes of the Warrant Certificate.

                 (d) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters the option to purchase from the Company so many of the Additional Shares as may be necessary to cover over-allotments. Upon exercise of such option as hereinafter provided, the Company hereby agrees to sell to the several Underwriters, and such several Underwriters agree to purchase from the Company, the number of Additional Shares at the price per share set forth in subsection 2(a). This option may be exercised at any time on or before the thirtieth day following the date on which this Agreement shall become effective by written notice by the Representatives to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as determined by the Representatives, when the Additional Shares are to be sold and delivered.

                 The number of Additional Shares to be sold and purchased by each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in
         Schedule I hereto (or such number increased as set forth in Section 9) bears to the total number of Firm Shares; subject, however, to such adjustment as the Representatives may approve to eliminate fractional shares.

                 (e) It is understood that, in making this Agreement, the Underwriters are contracting severally and not jointly, and that each such Underwriter's agreement to purchase the Shares on the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained shall be several and not joint.

                 (f) It shall be a condition of the several agreements of the Underwriters with the Company to purchase the Firm Shares from the Company that the Underwriters shall not be obligated to accept delivery of less than all of the Firm Shares to be sold hereunder.
         The Company shall not be obligated to sell any Shares unless all of the Firm Shares are purchased by the Underwriters.

         3. Upon authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

         4.      (a)      Certificates in transferable form for the Stockholder
         Shares and the Warrant which the Selling Stockholders or Selling Warrantholder, as the case may be, agrees to sell pursuant to this Agreement have been placed in custody with [Chemical/Mellon Shareholders Services] for delivery under this Agreement pursuant to the Custody Agreement. Each of the Selling Equity Holders agrees that
         (i) the Stockholder Shares or Warrant, as the case may be, represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the Underwriters, (ii) the arrangements made by the Selling Equity Holders for such custody are, except as specifically provided in the Custody Agreement, irrevocable, and (iii) the obligations of the Selling Equity Holders hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Equity Holders or by operation of law. If any event shall occur before the delivery of the Stockholder Shares or Warrant hereunder, as the case may be, certificates for the Stockholder Shares or Warrant of the Selling Stockholder or Selling Warrantholder, as the case may be, shall be delivered to the Underwriters by Mark G. Harrington, as agent and attorney-in-fact for each of the Selling Equity Holders (the "Attorney-in- Fact") as provided in the Custody Agreement, in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such event had not occurred, regardless of whether or not the Attorney-in-Fact or any Underwriter shall have received notice of such event. The Attoney-in-Fact represents to the several Underwriters that he is authorized, on behalf of each of the Selling Equity Holders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Stockholder Shares and the Warrant to be sold hereunder by the Selling Stockholders or the Selling Warrantholder, as the case may be, to make delivery of the certificates for the Stockholder Shares or Warrant, to receive the proceeds of the sale of the Stockholder Shares or Warrant, to give receipts for such proceeds, to pay therefrom any expenses to be borne by the Selling Equity Holders in connection with the sale and public offering of the Stockholder Shares or the Warrant Shares underlying such Warrant, as the case may be, to distribute the balance thereof to the Selling Stockholders or Selling Warrantholder, as the case may be, and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this

         Agreement. The Attorney-in-Fact agrees to perform his duties under the Custody Agreement.

                 (b) Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Rauscher Pierce Refsnes, Inc. may request upon at least 48 hours' prior notice to the Company, shall be delivered by or on behalf of the Company (with respect to the Company Shares and the Warrant Shares) and by or on behalf of the Selling Stockholders (with respect to the Stockholder Shares) to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank checks, payable in next day funds, or by payment in such other manner as shall be agreed to in writing by the Company, the Selling Stockholders, the Selling Warrantholder and Rauscher Pierce Refsnes, Inc., to the order of the Company, the Selling Stockholders or the Selling Warrantholder, as the case may be, all at the offices of Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, Houston, Texas.
         The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:00 a.m., Houston time, on _______, 1996, or at such other time and date as you and the Company may agree upon in writing, and, with respect to the Additional Shares, 9:00 a.m., Houston time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Additional Shares, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Additional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." The Company will deliver to the Underwriters the Warrant Shares issuable upon the exercise of the Warrant against payment of the exercise price thereof.

         5.      (a)      The Company agrees with each of the Underwriters:

                 (i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which is not approved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any

         Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                 (ii) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                 (iii) To furnish the Underwriters with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the date of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the date of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                 (iv) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the "Lock-up Period"), not to offer, sell, contract to sell, grant any option with respect to or otherwise dispose of any shares of Common Stock or other securities of the Company exercisable for or convertible into shares of Common Stock (other than pursuant to stock incentive plans described in the Prospectus), without the prior written consent of Rauscher Pierce Refsnes, Inc., on behalf of the Representatives;

                 (v) To make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

                 (vi) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Shares or any class of securities of the Company is listed; and

                 (vii) To apply the net proceeds from the sale of the Company Shares substantially in the manner described under the caption "Use of Proceeds" in the Prospectus.

                 (b) Each of the Selling Equity Holders agrees with the several Underwriters as follows:

                 (i) Such Selling Equity Holder will cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time.

                 (ii) Such Selling Equity Holder will pay all Federal and other taxes, if any, on the transfer or sale of the Stockholder Shares or Warrant being sold by such Selling Equity Holder to the Underwriters.

                 (iii) Such Selling Equity Holder will do or perform all things required to be done or performed by the Selling Equity Holder prior to the First Time of Delivery to satisfy all conditions precedent to the delivery of the Stockholder Shares or Warrant, as the case may be, pursuant to this Agreement.

                 (iv) During the Lock-up Period, such Selling Equity Holder will not (i) offer, sell, contract to sell, grant any option with respect to or otherwise dispose of any securities of the Company which are substantially similar to the Shares, except for sales of securities to the Underwriters pursuant to this Agreement, or (ii) exercise any rights that such person may have to require the Company to file a registration statement with the Commission relating to securities of the Company.

                 (v) Such Selling Equity Holder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or exercise of the Warrant or the sale or resale of the Shares.

                 (vi) Such Selling Equity Holder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(a)(iii) hereof, of change in information relating to such Selling Equity Holder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is untrue in any material respect or that the Registration Statement or the Prosepctus (as then amended or supplemented, if amended or supplemented) omits to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the Act or any other law.

         6. The Company covenants and agrees with the several Underwriters to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement Among Underwriters, this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(a)(ii) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memoranda; (iv) the filing fees and fees and disbursements of counsel for the Underwriters incident to the review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) all fees and expenses in connection with the inclusion of the Shares on the Nasdaq National Market; (vii) the cost and charges of any transfer agent or registrar; (viii) all expenses incurred with regard to all due diligence and informational meetings in connection with offering the Shares; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of each Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                 (a) The Prospectus shall have been timely filed pursuant to Rule 424(b)(1) of the Rules and Regulations; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                 (b) Andrews & Kurth L.L.P., counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                 (c) Vinson & Elkins L.L.P., counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                          (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and the shares of Common Stock to be issued and sold by the Company, when issued and delivered in accordance with the provisions of this Agreement, will be duly and validly issued and fully paid and non-assessable, and will conform to the description of the Common Stock contained in the Prospectus;

                          (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where failure to be so qualified would not have a material adverse effect on the Company;

                          (iv) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where failure to be so qualified would not have a material adverse effect on the Company, and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                          (v) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than as set forth in the Prospectus and other litigation incident to the kind of business conducted by the Company and its subsidiaries which individually and in the aggregate is not material to the Company and its subsidiaries; and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others except as described in the Prospectus;

                          (vi) This Agreement has been duly authorized, executed and delivered by the Company;

                          (vii) The issue and sale of the Shares, the compliance by the Company with all of the provisions of this Agreement, the consummation of the transactions herein contemplated and the consummation of the transactions contemplated by the Acquisition Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, as amended, or the By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (assuming compliance with the securities registration or qualification requirements under all applicable state securities or Blue Sky laws);

                          (viii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the other transactions contemplated by this Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                          (xi) The Registration Statement and the Prospectus and any further amendments and supplements thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; they have no reason to believe that, as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus (or, as of its date, any further amendment or supplement thereto) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus (or any such further amendment or supplement thereto) contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and they do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and

                          (x) To the best of such counsel's knowledge, the Company owns all the patents, trademarks, service marks, trade names and copyrights, or licenses rights with respect to the foregoing necessary for the present and planned future conduct of its business, except where the failure to own or license the same would not have a material adverse effect on the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, without any conflict known to such counsel with the rights or others, the result of which conflict could materially and adversely affect the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, and, to the best of such counsel's knowledge, there is no infringement on such patents, trademarks, service marks, trade names and copyrights by others, the result of which infringement could materially and adversely affect the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole.

                 In rendering the foregoing opinions such counsel may rely as to matters of fact upon certificates of officers of the Company and its subsidiaries, provided that such counsel shall state in their opinion that they believe both you and they are justified in relying upon such certificates.

                 (d) You shall have received on the First Time of Delivery an opinion of [Vinson & Elkins L.L.P.], as counsel for the Selling Equity Holders, dated the First Time of Delivery and addressed to you, as Representatives of the several Underwriters, to the effect that:

                 (i) Each of the Selling Equity Holders has full right, power and authority to enter into the Custody Agreement, and the Custody Agreement has been duly authorized, executed and delivered by such Selling Equity Holder, and constitutes a legally valid and binding agreement of such Selling Equity Holder enforceable against such Selling Equity Holder in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, (B) general principles of equity (regardless of whether such enforceability is considered in a proceeidng in equity or at law), and (C) limitations under Federal or state securities laws on rights to indemnity and contribution hereunder or under the Custody Agreement.

                 (ii) Each of the Selling Equity Holders has full right, power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Attorney-in-Fact named in the Custody Agreement on behalf of each of the Selling Equity Holders.

                 (iii) To the knowledge of such counsel after reasonable inquiry, each of the Selling Equity Holders has full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver good and valid title to the Stockholder Shares or Warrant which such Selling Equity Holder has agreed to sell pursuant to this Agreement.

                 (iv) The execution and delivery of this Agreement and the Custody Agreement by each of the Selling Equity Holders and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any agreement, indenture, mortgage or other instrument known to such counsel to which such Selling Equity Holder is a party or by which either of them or any of their assets or properties is bound, or any court order or decree or any law, rule, or regulation applicable to such Selling Equity Holder or to any of the properties or assets of such Selling Equity Holder.

                 (v) Immediately prior to the sale of the Stockholder Shares and Warrant hereunder, the Stockholder Shares and Warrant to be sold by such Selling Equity Holder (A) were owned of record and (B) to the knowledge of such counsel after reasonable inquiry, were owned beneficially, by such Selling Equity Holder.

                 (vi) Assuming that each of the several Underwriters purchasing Stockholder Shares and Warrant from the Selling Equity Holders hereunder has purchased such Stockholder Shares and Warrant in "good faith" and without notice of any "adverse claim" within the meaning of Article 8 of the Uniform Commercial Code as in effect in the State of New York ("UCC"), such Underwriter has acquired such Stockholder Shares and Warrant free and clear of all adverse claims within the meaning of the UCC, other than the interests of the Underwriters under this Agreement and the Custody Agreement.

                 In rendering such opinion as aforesaid, such counsel may, as to factual matters, rely upon written certificates or statements of such Selling Equity Holders and, as to matters of law, may rely upon an opinion or opinions, each dated the First Time of Delivery, of other counsel retained by such counsel or the Company as to laws of any jurisdiction other than the United States and the State of Texas, provided that (1) each such local counsel is reasonably acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance, reasonably satisfactory to them and their counsel, and (3) such counsel shall state in their opinion that such counsel believes that you and they are justified in relying thereon.

                 (e) The Company shall have furnished to the Representatives at each Time of Delivery, a letter or letters of Arthur Andersen & Co., addressed to the Underwriters and dated such delivery date, confirming that they are independent accountants with respect to the Company within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives on or before the execution of this Agreement and confirming in all material respects the conclusions and findings set forth in such prior letter.

                 (f)      (i)     Neither the Company nor any of its
         subsidiaries shall have sustained since December 31, 1995 any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

                 (g) Subsequent to the date hereof there shall not have occurred any of the following: (i) if at or prior to such Time of Delivery, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on either such exchange or a banking moratorium shall have been declared by New York or United States authorities; (ii) if at or prior to such Time of Delivery, there shall have been an outbreak of hostilities between the United States and any foreign power, or of any other insurrection or armed conflict involving the United States which, in the reasonable judgment of a majority in interest of the Underwriters, including the Representatives, makes it impracticable or inadvisable to offer or sell the Firm Shares or the Additional Shares, as the case may be, to be purchased hereunder; (iii) if there shall have been any materially adverse development or prospective development involving particularly the business, properties or securities of the Company or its subsidiaries, or the transactions contemplated by this Agreement, which, in the reasonable judgment of a majority in interest of the Underwriters, including the Representatives, makes it impracticable or inadvisable to offer or deliver the Firm Shares or the Additional Shares, as the case may be, to be purchased hereunder on the terms contemplated by the Prospectus; or (iv) if there shall be any litigation, pending or threatened, which, in the reasonable judgment of a majority in interest of the Underwriters, including the Representatives, makes it impracticable or inadvisable to offer or deliver the Firm Shares or the Additional Shares, as the case may be, to be purchased hereunder on the terms contemplated by the Prospectus;

                 (h) The Company shall have furnished or caused to be furnished to you at each Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of each Time of Delivery as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such date, as to the matters set forth in subsections 7(a) and 7(f) and as to such other matters as you may reasonably request;

                 (i) Each of the Lock-up Agreements shall have been delivered to you and there shall have been no breach of any such agreement; and

                 (j) The Shares have been approved for listing on the Nasdaq National Market.

                 8.       (a)     The Company will indemnify and hold harmless
         each Underwriter and each Selling Equity Holder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each Selling Equity Holder for any legal or other expenses reasonably incurred by such Underwriter or such Selling Equity Holder in connection with investigating or defending any such action or claim promptly following the incurrence of such expenses; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you or by the Selling Stockholders or the Selling Warrantholder expressly for use therein.

                 (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each of the Selling Equity Holders against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and each Underwriter, severally and not jointly, will reimburse the Company and each of the Selling Equity Holders for any legal or other expenses reasonably incurred by the Company or such Selling Equity Holder in connection with investigating or defending any such action or claim promptly following the incurrence of such expenses.

                 (c) Each of the Selling Equity Holders, severally and not jointly, will indemnify and hold harmless the Company and each of the Underwriters against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Equity Holder expressly for use therein; and each of the Selling Equity Holders, severally and not jointly, will reimburse the Company and each of the Underwriters for any legal or other expenses reasonably incurred by the Company or such Underwriter in connection with investigating or defending any such action or claim promptly following the incurrence of such expenses.

                 (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses or other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

                 (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Selling Warrantholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Stockholders and the Selling Warrantholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Selling Warrantholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Selling Stockholders and the Selling Warrantholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders and the Selling Warrantholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct to prevent such statement or omission. The Company, the Selling Stockholders, the Selling Warrantholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                 (f) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act and the obligations of each Selling Equity Holder under this Section 8 shall be in addition to any liability which such Selling Equity Holder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, each person, if any, who controls the Company within the meaning of the Act and each person, if any, who controls any Underwriter within the meaning of the Act. A PARTY ENTITLED TO INDEMNIFICATION UNDER THIS SECTION 8 SHALL NOT BE LIMITED IN SUCH INDEMNIFICATION RIGHTS AS A RESULT OF, AND SUCH INDEMNIFICATION RIGHTS SHALL EXPRESSLY COVER SPECIFIED LOSSES, CLAIMS, DAMAGES OR LIABILITIES REGARDLESS OF, ANY NEGLIENCE OR GROSS NEGLIGENCE BY SUCH INDEMNIFIED PARTY IN CONNECTION WITH THE MATTER FOR WHICH SUCH INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION UNDER SUCH SECTION.

                 9.       (a)     If any Underwriter shall default in its
         obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                 (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares, then the Company shall have the right to require each nondefaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata portion (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                 (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability from its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders, the Selling Warrantholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or any officer or director or controlling person of the Company, the Selling Stockholders or the Selling Warrantholder or any controlling person thereof, and shall survive delivery of and payment for the Shares.

         11. This Agreement shall become effective at 12:00 noon, Houston, Texas time, on the first full business day following the date of this Agreement, or at such earlier time as the Representatives shall release the Firm Shares for initial public offering. The Representatives shall notify the Company immediately after they have taken any action which causes this Agreement to become effective. Until this Agreement is effective, it may be terminated by the Company or the

Representatives by notice to the other parties hereto. For purposes of this Agreement, the release of the initial public offering of the Firm Shares shall be deemed to have been made when the Representatives make by telegram or otherwise firm offers of the Firm Shares to securities dealers or releases for publication a newspaper advertisement relating to the Firm Shares, whichever occurs first.

                 If this Agreement shall be terminated pursuant to Section 9 hereof, or if this Agreement, by election of you or the Underwriters, shall not become effective pursuant to the provisions of this Section, none of the Company, the Selling Stockholders or the Selling Warrantholder shall then be under any liability to any Underwriter except as provided in Section 6 and
Section 8 hereof; but, if for any other reason the Shares are not delivered or on behalf of the Company, the Selling Stockholders or the Selling Warrantholder as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares, but the Company shall then be under no further liability to any Underwriter except as provided in Section 6 and Section 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you as the Representatives.

                 All statements, requests, notices, and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to you as the Representatives c/o Rauscher Pierce Refsnes, Inc., Plaza of the Americas, 700 North Pearl Street, 2400 RPR Tower, Dallas, Texas 75201, Attention: Corporate Syndicate Department; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by registered mail to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any notice to the Company shall be sufficient if given in writing or by telegram addressed to the Company at Five Post Oak Park, 4400 Post Oak Parkway, Suite 2220, Houston, Texas 77027, Attention: Mark G. Harrington. Any notice to the Selling Stockholders or the Selling Warrantholder shall be sufficient if given in writing or by telegram addressed to such Selling Stockholders or Selling Warrantholder at Five Post Oak Park, 4400 Post Oak Boulevard, Suite 2220, Houston, Texas 77027, Attention: Mark G. Harrington.

         13. This Agreement shall inure solely to the benefit of the Underwriters, the Company, the Selling Stockholders, the Selling Warrantholder and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholders, the Selling Warrantholder or any Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement. This Agreement shall be binding upon the Underwriters, the Selling Stockholders, the Selling Warrantholder and the Company and their respective successors and assigns. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. "Business Day" as used herein shall mean any day when the Commission's office in Washington, D.C. is normally open for business.

         15. This Agreement shall be construed in accordance with the laws of the State of Texas.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                 If the foregoing is in accordance with your understanding, please indicate your acceptance thereof in the space provided below for that purpose, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among us. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.


                                    Very truly yours,

                                    HARCOR ENERGY, INC.



                                    By:
                                        ---------------------------------------
                                        Name:   Mark G. Harrington
                                        Title:  Chief Executive Officer




                                        ---------------------------------------
                                        Mark G. Harrington, for himself (for
                                          purposes of Section 4(a) hereof)
                                          and as Attorney- in-Fact for the
                                          Selling Stockholde rs and the
                                          Selling Warranthol der

Accepted as of the date hereof at
Houston, Texas for themselves and
on behalf of each of the other
Underwriters:

RAUSCHER PIERCE REFSNES, INC.
PETRIE PARKMAN & CO., INC.
SOUTHCOAST CAPITAL CORPORATION

By:  Rauscher Pierce Refsnes, Inc.

By:
     --------------------------------------
     Name:
     Title:

                                   SCHEDULE I


                                                                        NUMBER OF
 NAME OF UNDERWRITER                                                   FIRM SHARES
 -------------------                                                   -----------
 Rauscher Pierce Refsnes, Inc. . . . . . . . . . . . . . . . . . .
 Petrie Parkman & Co., Inc.  . . . . . . . . . . . . . . . . . . .
 Southcoast Capital Corporation. . . . . . . . . . . . . . . . . .







                                                                        ----------
       TOTAL   . . . . . . . . . . . . . . . . . . . . . . . . . .       6,400,000
                                                                        ==========



                                  SCHEDULE II

                                                                                 NUMBER OF
 NAME OF SELLING STOCKHOLDER                                                    FIRM SHARES
 ---------------------------                                                    -----------
 Delaware State Employees' Retirement Fund . . . . . . . . . . . . . . . . .

 Declaration of Trust for Defined Benefit Plans
       of ICI American Holdings Inc.   . . . . . . . . . . . . . . . . . . .
 Declaration of Trust for Defined Benefit Plans
       of Zeneca Holdings Inc.   . . . . . . . . . . . . . . . . . . . . . .






                                                                                 -----------

        TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,100,000
                                                                                   =========


                                  SCHEDULE III


                                                                                              NUMBER OF
 NAME OF SELLING WARRANTHOLDER                                                             WARRANT SHARES
 -----------------------------                                                             --------------

 Trust Company of the West, in its capacities as Investment
    Manager pursuant to  an Investment Management Agreement  with General Mills, Inc.
    and  Custodian  pursuant  to a  Custody  Agreement  dated February  6,  1989 with
    General Mills, Inc. and State Street Bank and Trust Company, as Trustee  . . . .
                                                                                                 256,351
                                                                                                 -------

        TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             256,351
                                                                                                 =======



                                  SCHEDULE IV


Harrington and Company International Incorporated
Bakersfield Energy Resources, Inc.
Trust Company of the West